                                                                     EXHIBIT 1.1

                                                              DRAFT 1/15/97



                             ARVIN INDUSTRIES, INC.
                         (AN INDIANA CORPORATION); AND



                                ARVIN CAPITAL I
                     (A DELAWARE STATUTORY BUSINESS TRUST)



                                   100,000
                           CAPITAL SECURITIES ____%
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)



                               PURCHASE AGREEMENT



Dated: _______________, 1997

                             TABLE OF CONTENTS
                             -----------------


PURCHASE AGREEMENT.........................................................   1

   SECTION 1.  Representations and Warranties..............................   4
          (a)  Representations and Warranties by the Offerors..............   4
               (i)      Compliance with Registration Requirements..........   4
               (ii)     Incorporated Documents.............................   5
               (iii)    Independent Accountants............................   6
               (iv)     Financial Statements...............................   6
               (v)      No Material Adverse Change in Business.............   6
               (vi)     Good Standing of the Company.......................   7
               (vii)    Good Standing of Subsidiaries......................   7
               (viii)   Capitalization; Descriptions.......................   8
               (ix)     Existence and Good Standing of the Trust...........   8
               (x)      Common Securities..................................   8
               (xi)     Capital Stock......................................   9
               (xii)    Authorization of Declaration.......................   9
               (xiii)   Guarantee Agreements...............................   9
               (xiv)    Capital Securities.................................   9
               (xv)     Authorization of Indenture.........................  10
               (xvi)    Authorization of Subordinated Debentures...........  10
               (xvii)   Authorization of Agreement.........................  10
               (xviii)  Absence of Defaults and Conflicts..................  10
               (xix)    Absence of Labor Dispute...........................  11
               (xx)     Absence of Proceedings.............................  11
               (xxi)    Accuracy of Exhibits...............................  12
               (xxii)   Possession of Intellectual Property................  12
               (xxiii)  Absence of Further Requirements....................  12
               (xxiv)   Possession of Licenses and Permits.................  13
               (xxv)    Title to Property..................................  13
               (xxvi)   Compliance with Cuba Act...........................  14
               (xxvii)  Investment Company Act.............................  14
               (xxviii) Environmental Laws.................................  14
               (xxix)   Price Stabilization................................  15
               (xxx)    Taxes..............................................  15
          (b)  Officer and Trustee Certificates............................  15

   SECTION 2.  Sale and Delivery to Underwriters; Closing..................  15
          (a)  Capital Securities..... ....................................  15
          (b)  Commission..................................................  16
          (c)  Payment.....................................................  16
          (d)  Denominations; Registration.................................  17


   SECTION 3.  Covenants of the Offerors...................................  17
          (a)  Compliance with Securities Regulations and
               Commission Requests.........................................  17
          (b)  Filing of Amendments........................................  17
          (c)  Delivery of Registration Statements.........................  18
          (d)  Delivery of Prospectuses....................................  18
          (e)  Continued Compliance with Securities Laws...................  18
          (f)  Blue Sky Qualifications.....................................  19
          (g)  Rule 158....................................................  19
          (h)  Use of Proceeds.............................................  19
          (i)  Listing.....................................................  19
          (j)  Restriction on Sale of Securities...........................  20
          (k)  Existence and Good Standing of the Trust....................  20
          (l)  Reporting Requirements......................................  20
          (m)  Existence and Good Standing of the Trust....................  20

   SECTION 4.  Payment of Expenses.........................................  20
          (a)  Expenses....................................................  20
          (b)  Termination of Agreement....................................  21

   SECTION 5.  Conditions of Underwriters' Obligations.....................  22
          (a)  Effectiveness of Registration Statement.....................  22
          (b)  Opinion of Counsel for Offerors.............................  22
          (c)  Opinion of General Counsel for Company......................  22
          (d)  Opinion of Special Delaware Counsel for Offerors............  22
          (e)  Opinion of Counsel for Institutional Trustee, Debt Trustee
               and Guarantee Trustee.......................................  23
          (f)  Opinion of Counsel for Underwriters.........................  23
          (g)  Officer and Trustee Certificates............................  23
          (h)  Accountant's Comfort Letter.................................  24
          (i)  Bring-down Comfort Letter...................................  24
          (j)  Maintenance of Rating.......................................  24
          (k)  Approval of Listing.........................................  25
          (l)  No Objection................................................  25
          (m)  Additional Documents........................................  25
          (n)  Termination of Agreement....................................  25

   SECTION 6.  Indemnification.............................................  25
          (a)  Indemnification of Underwriters.............................  25
          (b)  Indemnification of Company, Trust, Officers, Directors and
               Trustees....................................................  26
          (c)  Actions against Parties; Notification.......................  27
          (d)  Settlement without Consent if Failure to Reimburse..........  28

   SECTION 7.  Contribution................................................  28

   SECTION 8.   Representations, Warranties and Agreements to Survive
                Delivery...................................................  29
   SECTION 9.   Termination of Agreement...................................  30
          (a)   Termination; General.......................................  30
          (b)   Liabilities................................................  30

   SECTION 10.  Default by One or More of the Underwriters.................  30

   SECTION 11.  Notices....................................................  31

   SECTION 12.  Parties....................................................  31

   SECTION 13.  GOVERNING LAW AND TIME.....................................  32

   SECTION 14.  Effect of Headings.........................................  32

Schedule A -    List of Underwriters.................................  Sch. A-1
Schedule B -    Pricing Information..................................  Sch. B-1
Schedule C -    List of subsidiaries.................................  Sch. C-1
Schedule D -    Environmental Matters................................  Sch. D-1


Exhibit A -     Form of Opinion of Offerors' Counsel to be Delivered
                Pursuant to Section 5(b)..................................  A-1

Exhibit B -     Form Of Opinion Of Company's General Counsel To Be
                Delivered Pursuant To Section 5(c)........................  B-1

Exhibit C -     Form of Opinion of Special Delaware Counsel For The
                Company and The Trust To Be Delivered Pursuant to
                Section 5(d)..............................................  C-1

Exhibit D -     Form Of Opinion Of Counsel For Institutional Trustee,
                Guarantee Trustee And Debt Trustee To Be Delivered
                Pursuant To Section 5(e)..................................  D-1

                             ARVIN INDUSTRIES, INC.
                         (an Indiana corporation); and

                                ARVIN CAPITAL I
                     (a Delaware statutory business trust)

                                    100,000
                        ____%  Capital Securities
               (Liquidation Amount $1,000 Per Capital Security)




                               PURCHASE AGREEMENT
                               ------------------

                                                               ________ __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
LEHMAN BROTHERS INC.
DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC
 as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

    Arvin Capital I (the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq.), and Arvin Industries, Inc., an Indiana corporation (the "Company" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with Merrill

Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc., Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Salomon Brothers Inc and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, Lehman Brothers Inc., Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated and Salomon Brothers Inc are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Trust, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of __% Capital Securities (liquidation amount $1,000 per preferred security) of the Trust (the "Capital Securities") set forth in Schedule A hereto. The Capital Securities are more fully described in the Prospectus (as defined below).

    The Capital Securities will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Capital Securities Guarantee") pursuant to the Capital Securities Guarantee Agreement (the "Capital Securities Guarantee Agreement") to be dated as of Closing Time (as defined below), executed and delivered by the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Capital Securities, and entitled to the benefits of certain backup undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined below) to pay all expenses relating to the administration of the Trust. The Offerors each understand that the Underwriters propose to make a public offering of the Capital Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined below), the Indenture (as defined below), and the Capital Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") (such Common Securities guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the Capital Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Capital Securities Guarantee Agreement, the "Guarantee Agreements"), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities) and will be used by the Trust to purchase $___ of __% Junior Subordinated

Deferrable Interest Debentures due 2027 (the "Subordinated Debentures") issued by the Company. The Trust Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of Closing Time (the "Declaration"), among the Company, as sponsor, Wilmington Trust Company, as institutional trustee (the "Institutional Trustee"), and Richard A. Smith and A.R. Sales, as administrative trustees (the "Administrative Trustees" and, together with the Institutional Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of Closing Time (the "Base Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debt Trustee") and a supplement to the Base Indenture, to be dated as of Closing Time (the "Supplemental Indenture", and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture") between the Company and the Debt Trustee. The Capital Securities, the Capital Securities Guarantee, and the Subordinated Debentures are hereinafter collectively referred to as the "Securities."

    The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-18521 and 333-18521-01) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (A) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (B) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated _______, 1997 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.

     (a) Representations and Warranties by the Offerors. The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(c) hereof, and agree with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. Each of the Offerors meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Offerors, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Offerors will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act Regulations.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied, except as specifically set forth therein, on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) and ratios of earnings to combined fixed charges and preferred dividends (actual and, if any, pro forma) included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends" and in Exhibit 12 to the Registration Statement have been calculated in compliance with
     Item 503(d) of Regulation S-K of the Commission. The financial information and statistical data set forth in the Prospectus under the captions "Summary Financial Information" and "Capitalization" present fairly the information shown therein and have been derived from the audited financial statements included in the Registration Statement.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or the Trust, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into (x) by the Trust, or (y) by the Company or any of its other subsidiaries, other (in the case of clause (y) only) than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company's Common Stock, par value $2.50 per share (the "Common Stock"), in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Declaration, the Indenture and each of the Guarantees and the Guarantee Agreements and to purchase, own and hold the Common Securities issued by the Trust; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary," and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Schedule C hereto and (B) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a

     "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (viii) Capitalization; Descriptions. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus or except for the funding of employee benefit plans referred to in the Prospectus). The Capital Securities, the Common Securities, the Subordinated Debentures and the Declaration conform to all statements relating thereto contained in the Prospectus.

           (ix) Existence and Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Securities and the Declaration; each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Trust is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United State federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to GAAP. The Trust has no subsidiaries.

          (x) Common Securities. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company in accordance with the terms of the Declaration and against payment therefor as described in the Prospectus, will be validly issued undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive of other similar rights; no holder of Common Securities will be subject to personal liability by reason of being such a holder; and at the Closing Time, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (xi) Capital Stock. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability solely by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (xii) Authorization of Declaration. The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Administrative Trustees, and the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"); and the Declaration has been duly qualified under the 1939 Act.

          (xiii) Guarantee Agreements. Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Capital Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and each of the Guarantees and the Guarantee Agreements conforms to all statements relating thereto contained in the Prospectus; and the Capital Securities Guarantee Agreement has been duly qualified under the 1939 Act.

          (xiv) Capital Securities. The Capital Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

          (xv) Authorization of Indenture. The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Debt Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture conforms to all statements relating thereto contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

          (xvi) Authorization of Subordinated Debentures. The Subordinated Debentures have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Subordinated Debentures are subordinate and junior in right of payment to all "senior indebtedness" (as defined in the Supplemental Indenture) of the Company.

          (xvii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Offerors.

          (xviii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws; the Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware December 18, 1996 (the "Certificate of Trust"); except for such defaults that would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries, or the Trust is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, joint venture agreement, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any of its subsidiaries, or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any of its subsidiaries, or the Trust is subject (collectively, "Agreements and Instruments") and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries, or the Trust pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of either the provisions of the charter or by-laws of the Company or any of its subsidiaries, or the Declaration or the Certificate of Trust, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, or the Trust or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require (whether with or without the giving of notice or passage of time or both) the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any of its subsidiaries, or the Trust.

          (xix) Absence of Work Stoppage or Strike. No work stoppage or strike involving the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance involving the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

          (xx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material

     Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Offerors of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not, if adversely determined, result in a Material Adverse Effect. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Trust.

          (xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xxii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Offerors of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws.

          (xxiv) Possession of Licenses and Permits. The Company, its subsidiaries, and the Trust possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company, its subsidiaries, and the Trust are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, nor any of its subsidiaries, nor the Trust has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of or interfere with the use made and proposed to be made of the real property of the Company and its subsidiaries; considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. The Trust does not own, lease or sublease any properties and after giving effect to the transactions contemplated herein and in the Registration Statement the Trust will not lease or sublease any properties and the only property owned by the Trust will be the Subordinated Debentures.

          (xxvi) Compliance with Cuba Act. Each of the Offerors has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
     Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxvii) Investment Company Act. Neither the Company nor the Trust is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxviii) Environmental Laws. Except as described in Schedule D hereto and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxix) Price Stabilization. The Offerors have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xxx) Taxes. The Company and each of its subsidiaries have filed all federal, foreign, state and local income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of its subsidiaries; all material tax liabilities of the Company and its subsidiaries are adequately provided for on the books of the Company and its subsidiaries.

          (xxxi) Registration Rights. There are no contracts, agreements or understandings between the Trust or the Company and any person granting such person the right to require the Trust or the Company to file a registration statement under the 1933 Act with respect to any securities of the Trust or the Company owned or to be owned by such person or to require the Trust or the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Trust or the Company under the 1933 Act.

     (b) Officer and Trustee Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries, or by a Trustee of the Trust that is delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to each Underwriter as to the matters stated therein.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.

     (a) Capital Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in Schedule B, the number of Capital Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in Schedule B), plus any additional number of Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     The purchase price per security to be paid by the several Underwriters for the Capital Securities shall be an amount equal to the initial public offering price per security. The initial public offering price per Capital Security shall be a fixed price to be determined by agreement between the Representatives and the Offerors. The initial public offering price per security and the purchase price per security are set forth in Schedule B.


     (b) Commission. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at Closing Time (as defined below) to the Representatives, for the accounts of the several Underwriters, a commission per Capital Security determined by agreement between the Representatives and the Company for the Capital Securities to be delivered by the Trust hereunder at Closing Time. The commission is set forth in Schedule B.


     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Capital Securities shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representatives, the Company, and the Trust, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company, and the Trust (such time and date of payment and delivery being herein called the "Closing Time").


     Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Capital Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Capital Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Capital Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

     At Closing Time the Company will pay, or cause to be paid, the commission payable at such time under this Section 2 to the Representatives on behalf of the Underwriters by wire transfer of immediately available funds.

     (d) Denominations; Registration. Global certificates for the Capital Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Capital Securities will be made available at the facilities of the Depository Trust Company in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

    SECTION 3. Covenants of the Offerors. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Offerors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

          (c) Delivery of Registration Statements. The Offerors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Offerors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to
     Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Offerors will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company and the Trust will each timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Trust will use the proceeds received by it from the sale of the Trust Securities in the manner specified in the Prospectus under "Use of Proceeds." The Company will use the proceeds received by it from the sale of the Subordinated Debentures in the manner specified in the Prospectus under "Use of Proceeds".

          (i) Restriction on Sale of Securities. During a period of 30 days from the date hereof, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or the Subordinated Debentures or any subordinated debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the Capital Securities (except for the Subordinated Debentures and the Capital Securities issued pursuant to this Agreement).

          (j) Existence and Good Standing of the Trust. So long as any Capital Securities are outstanding, the Trust will continue its existence in good standing as a business trust under the Delaware Act with power and authority to own property and conduct its business as described in the Prospectus and the Trust will remain duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on the Trust.

          (k) Reporting Requirements. The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of each Offerors' obligations under this Agreement, including, but not limited to, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing, and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters, the Common Securities to the Company, and the Subordinated Debentures to the Trust, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Securities, (iv) the fees and disbursements of the Offeror's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) any fees charged by securities rating services for rating the Securities,
(x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (xi) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debentures, (xiii) the fees and expenses of the Institutional Trustee, and the Guarantee Trustee, including the fees and disbursements of counsel for the Institutional Trustee in connection with the Declaration and the Certificate of Trust, and (xiv) the cost of qualifying the Capital Securities with The Depository Trust Company.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary, or any Trustee of the Trust delivered pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Offerors have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Offerors. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Schiff Hardin & Waite, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

          (c) Opinion of General Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Ronald R. Snyder, Vice President, General Counsel, and Secretary for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto.

          (d) Opinion of Special Delaware Counsel for Offerors. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

          (e) Opinion of Counsel for Institutional Trustee, Debt Trustee and Guarantee Trustee. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, P.A., counsel for the Institutional Trustee, the Debt Trustee, and the Guarantee Trustee, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto.

          (f) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the validity of the Capital Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, and of Trustees of the Trust, and certificates of public officials.

          (g) Officer and Trustee Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the

     Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission; or (ii) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, and the Representatives shall have received a certificate of an Administrative Trustee of the Trust, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Price Waterhouse L.L.P. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Price Waterhouse L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three calendar days prior to Closing Time.

          (j) Maintenance of Rating. At Closing Time, the Capital Securities shall be rated at least ___ by Moody's Investor's Service and __ by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Capital Securities or any of the

     Company's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Capital Securities or any of the Company's other securities.

          (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (l) Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Offerors at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party, except as provided in
     Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriters. The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434

     Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Trust, Officers, Directors and Trustees. Each Underwriter severally agrees to indemnify and hold harmless the Trust, each of the Trustees of the Trust, the Company, the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Trust or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Trustee of the Trust, and each person, if any, who controls the Company or the Trust, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Trust. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Capital Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or in certificates of Trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Trust, and shall survive delivery of the Capital Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or
(iii) if trading in any securities of the Company or the Trust has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Capital Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Capital Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Capital Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Offerors shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of ________________; and notices to the Trust and the Company shall be directed to them at One Noblitt Plaza, Post Office Box 3000, Columbus, Indiana, 47202, attention of Ronald R. Snyder, Esq., Vice President, General Counsel and Secretary, with a copy to Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, attention of Frederick L. Hartmann, Esq.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Trust, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Trust, and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and the Trust, and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Trust in accordance with its terms.


                                       Very truly yours,

                                       ARVIN INDUSTRIES, INC.


                                       By:_____________________________
                                          Name:
                                          Title:

                                       ARVIN CAPITAL I


                                       By: Arvin Industries, Inc.
                                          _____________________________

CONFIRMED AND ACCEPTED,
     as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
LEHMAN BROTHERS INC.
DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By: _____________________________________
              Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                              List of Underwriters

                                                                  Number of
                                                                   Capital
     Name of Underwriter                                          Securities
     -------------------                                          ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . . .
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . .
Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . .
A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . .
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . .
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . .
                                                                    _______
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100,000


                                    Sch A-1

                                   SCHEDULE B

                             Arvin Industries, Inc.

                                Arvin Capital I

                                    100,000
                           ____% Capital Securities


     1. The initial public offering price per security for the Capital Securities, determined as provided in Section 2, shall be $____________.

     2. The purchase price per security for the Capital Securities to be paid by the several Underwriters shall be $____________.

     3. The compensation per Capital Securities to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $____________.



                                    Sch B-1

                                   SCHEDULE C


                              List of Subsidiaries


                                                 State or Other
                                                 Jurisdiction of
Company Name                                     Incorporation
------------                                     ---------------

Maremont Corporation                             Delaware
Maremont Exhaust Products, Inc.                  Delaware
Gabriel Europe, Inc.                             Delaware
Q International, Inc.                            Delaware
Gabriel Ride Control Products, Inc.              Delaware
Roll Coater, Inc.                                Indiana
Arvin International Holdings, Inc.               Indiana
AVM, Inc.                                        South Carolina
Arvin Automotive of Canada                       Canada
Arvin Ride Control Products, Inc.                Canada
Arvin Finance Company of Canada                  Canada
Arvin Canada Holding, Ltd.                       Canada
Arvin de Mexico S.A. de C.V.                     Mexico
Arvin-Exhaust B.V.                               The Netherlands
Arvin International Holland B.V.                 The Netherlands
Arvin-Exhaust S.A.                               Spain
A.P. Amortiguadores, S.A.                        Spain
Arvin France S.A.                                France
Arvin International U.K., PLC                    United Kingdom
Arvin Exhaust Ltd.                               United Kingdom
Arvin Investment U.K., Ltd.                      United Kingdom
Timax U.K., Ltd.                                 United Kingdom
Gabriel S.A. (Pty.) Ltd.                         South Africa



                                    Sch C-1

                                   SCHEDULE D

                             Environmental Matters













                                    Sch D-1

                                   Exhibit A


                      FORM OF OPINION OF OFFERORS' COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana and a certificate of existence has been issued with respect thereto as of a recent date pursuant to
Section 23-1-18-9 of the Indiana Business Corporation Law.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     (iii) To the best of our knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) Each of Maremont Corporation, Roll Coater, Inc. and Arvin International, Inc. has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of each such Subsidiary which is held by the Company or by any direct or indirect subsidiary of the Company has been duly authorized and validly issued.


     (v) The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

     (vi) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the 1939 Act and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions. The Indenture conforms as to legal matters to the description thereof in the Prospectus.

     (vii) The issuance and delivery of the Subordinated Debentures have been duly authorized and the Subordinated Debentures have been duly executed and delivered by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor as provided in the Purchase Agreement, the Subordinated Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions. The Subordinated Debentures conform as to legal matters to the description thereof in the Prospectus.

     (viii) The issuance and delivery of the Capital Securities have been duly authorized and when delivered to and paid for by the Underwriters pursuant to the Purchase Agreement will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Capital Securities will be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and under the Declaration and the Delaware Act the issuance of the Capital Securities is not subject to preemptive or other similar rights. We bring to your attention that the Capital Security holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of the Capital Securities certificates and the issuance of replacement Capital Securities certificates, and (b) provide security and indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and remedies under the Declaration. The Capital Securities conform as to legal matters to the descriptions thereof in the Prospectus.

     (ix) All of the Common Securities have been duly authorized by the Declaration and are duly and validly issued undivided beneficial interests in the assets of the Trust and are owned by the Company, free and clear of all liens, encumbrances, equities or claims; the Common Securities conform as to legal matters to the description thereof in the Prospectus; under the Declaration and the Delaware Act the issuance of the Common Securities is not subject to preemptive or other similar rights.

     (x) The Declaration has been duly authorized, executed and delivered by the Company and the Administrative Trustees, and constitutes a valid and binding obligation of the Company and each of the Administrative Trustees and is enforceable against the Company and each of the Administrative Trustees in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions. The Declaration conforms as to legal matters to the description thereof in the Prospectus. The Declaration has been duly qualified under the 1939 Act.

     (xi) Each of the Guarantee Agreements has been duly authorized, executed and delivered, and the Capital Securities Guarantee Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions. The Capital Securities Guarantee Agreement has been duly qualified under the 1939 Act. The Guarantees and the Guarantee Agreements conform as to legal matters to the descriptions thereof in the Prospectus.

     (xii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; and the Trust is duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

     (xiii) Under the Delaware Act and the Declaration, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under, the Purchase Agreement, (b) issue and perform its obligations under the Trust Securities and (c) purchase and hold the Subordinated Debentures.

     (xiv) Under the Delaware Act, the Certificate attached to the Declaration as Exhibit A-1 is an appropriate form of certificate to evidence ownership of Capital Securities.

     (xviii) Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the 1940 Act.

     (xx) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (xxi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations.

     (xxii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (xxiii) To the best of our knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed in the Prospectus or in any document incorporated by reference therein.

     (xxiv) Our opinion set forth under "United States Federal Income Taxation" is confirmed.


     (xxv) All descriptions in the Registration Statement of contracts and other documents to which the Company, its subsidiaries, or the Trust are a party are accurate in all material respects; to the best of our knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof are correct in all material respects.

     (xxvi) To the best of our knowledge and information, neither the Company nor any Subsidiary is in violation of its charter or by-laws, the Trust is not in violation of the Declaration and no default by the Company, any Subsidiary, or the Trust exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xxvii) To the best of our knowledge and information, there are no persons with registration or other similar rights to have any securities registered by the Company or the Trust under the Registration Statement.

     (xxviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the offering, issuance, sale or delivery of the Securities, the issuance and sale of the Common Securities, or the performance by the Company and the Trust of their respective obligations pursuant to the Purchase Agreement.

     (xxix) The execution, delivery and performance of the Purchase Agreement, the Declaration, the Indenture, and the Guarantee Agreements, the consummation by the Company and the Trust of the transactions contemplated thereby and in the Registration Statement (including the issuance and sale of the Securities), the filing of the

Certificate of Trust with the Secretary of State of the State of Delaware, and compliance by the Company and the Trust with the terms of the foregoing do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined in Section 1(a)(xviii) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument known to us to which the Company or the Trust is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or the Trust is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or the Declaration, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality, or court (other than the securities or blue sky laws of the various states, as to which we express no opinion) (except for the indemnification provisions which may be unenforceable as against public policy under certain circumstances), having jurisdiction over the Company or the Trust or any of their respective properties, assets or operations.

     Nothing has come to our attention that leads us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters of Delaware law relating to the Trust, the Capital Securities and the Declaration, upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust, which shall be delivered in accordance with Section 5(d)
of the Purchase Agreement, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Trustees and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                   Exhibit B

                 FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(c)

     (i) To the best of my knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not in the aggregate have a material adverse effect on the business or assets of the Company and its subsidiaries considered as one enterprise.

     (ii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge and information, is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

     (iii) Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (iv) To the best of my knowledge and information, no authorization, approval consent or order of any court or governmental authority or agency is required in connection with the consummation by the Company of the transactions contemplated by the Purchase Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations or state securities laws.

     (v) To the best of my knowledge and information, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary, or the Trust is a party, or to which the property of the Company or any subsidiary, or the Trust is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or the Trust of their respective obligations thereunder.

     (vi) To the best of my knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described, referred to, or filed or incorporated by reference in the Registration Statement, at the time it became effective or at the Closing Time, which defaults in the aggregate are material to the Company and its subsidiaries considered as one enterprise, or to the Trust.

                                   Exhibit C


                      FORM OF OPINION OF SPECIAL DELAWARE
                        COUNSEL FOR THE COMPANY AND THE
                        TRUST TO BE DELIVERED PURSUANT
                                TO SECTION 5(d)

     (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

     (ii) Under the Delaware Act and the Declaration, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus.

     (iii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     (iv) Under the Delaware Act and the Declaration, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under the Purchase Agreement, (b) issue, and perform its obligations under, the Trust Securities and (c) purchase and hold the Subordinated Debentures.

     (v) Under the Delaware Act and the Declaration, the execution and delivery by the Trust of the Purchase Agreement and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

     (vi) Under the Delaware Act, the Certificate attached to the Declaration as Exhibit A-1 is an appropriate form of certificate to evidence ownership of Capital Securities; the Capital Securities have been duly authorized by the Declaration and are duly and validly issued, subject to the qualifications set forth herein, and fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; we note that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Capital Securities certificates and the issuance of replacement Capital Securities certificates and
(ii) provide security and indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and remedies under the Declaration.

     (vii) The Common Securities have been duly authorized by the Declaration and are duly and validly issued undivided beneficial interests in the assets of the Trust.

     (viii) Under the Delaware Act and the Declaration, the issuance of the Trust Securities is not subject to preemptive or other similar rights.

     (ix) The issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Purchase Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.

                                   Exhibit D



                        FORM OF OPINION OF COUNSEL FOR
                       INSTITUTIONAL TRUSTEE, GUARANTEE
                           TRUSTEE AND DEBT TRUSTEE
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(e)

     (i) Wilmington Trust Company is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration, the Guarantee Agreements and the Indenture.

     (ii) The execution, delivery and performance by the Institutional Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreements and the execution, delivery and performance by the Debt Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Institutional Trustee, the Guarantee Trustee and the Debt Trustee, respectively. The Declaration, the Guarantee Agreements and the Indenture have been duly executed and delivered by the Institutional Trustee, the Guarantee Trustee and the Debt Trustee, respectively, and the Declaration constitutes a legal, valid and binding obligation of the Institutional Trustee, and is enforceable against the Institutional Trustee with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     (iii) The execution, delivery and performance of the Declaration, the Guarantee Agreement and the Indenture by the Institutional Trustee, the Guarantee Trustee and the Debt Trustee, respectively, do not conflict with or constitute a breach of the charter or bylaws of the Institutional Trustee, the Guarantee Trustee or the Debt Trustee, respectively, or, to the best of our knowledge, without independent investigation, the terms of any indenture or other agreement or instrument to which the Institutional Trustee, the Guarantee Trustee or the Debt Trustee, respectively, is a party or is bound or any judgment, order or decree to be applicable to the Institutional Trustee, the Guarantee Trustee or the Debt Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Institutional Trustee, the Guarantee Trustee or the Debt Trustee, respectively.

     (iv) No consent, approval or authorization of, or registration with or notice to, any federal or Delaware State banking authority is required for the execution, delivery or performance by the Institutional Trustee, the Guarantee Trustee or the Debt Trustee of the Declaration, the Guarantee Agreements or the Indenture, respectively.

                                      D-2